Exhibit 1
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, par value $0.05 per share, of PharmaFrontiers Corp. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.
Date: April 24, 2006

ALBERT & MARGARET ALKEK FOUNDATION		CHASWIL, LTD.

By:	/s/	By:	/s/

ALKEK & WILLIAMS VENTURES LTD.		DLD FAMILY INVESTMENTS, LLC

By:	/s/	By:	/s/

DANIEL C. ARNOLD		SCOTT B. SEAMAN

By:	/s/	By:	/s/

JOE M. BAILEY		RANDA DUNCAN WILLIAMS

By:	/s/	By:	/s/

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